EXHIBIT 10.2
LONG TERM INCENTIVE PLAN
UNIT AGREEMENT
Under the BioMed Realty Trust, Inc.
and BioMed Realty, L.P.
2004 Incentive Award Plan
Name of Grantee:
No. of LTIP Units:
Grant Date:                           , 2006
RECITALS
     Pursuant to the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan (the “Plan”), as amended through the date hereof, and the Third Amended and Restated Agreement of Limited Partnership, dated as of December 28, 2006 (the “Partnership Agreement”), of BioMed Realty, L.P., a Maryland limited partnership (the “Partnership”), BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), as the general partner of the Partnership, for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, has approved the grant to the Grantee named above of an Other Stock-Based Award (an “Award”) in the form of, and causes the Partnership to issue to the Grantee named above, a Partnership Interest (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, such Partnership Interest to be expressed as a number of Partnership Units (as defined in the Partnership Agreement) which shall be referred to as Long Term Incentive Plan Units (“LTIP Units”). Upon acceptance of this Long Term Incentive Plan (“LTIP”) Unit Agreement (this “Agreement”), the Grantee shall receive, effective as of the Grant Date specified above, the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement. LTIP Units are profits interests under IRS Notice 2005-43 granted for services rendered or to be rendered by Grantee to the Partnership in Grantee’s capacity as a partner or in anticipation of becoming a partner. LTIP Units shall be fully vested when granted, but shall be subject to forfeiture as provided in Section 4.6 of the Partnership Agreement. Until the LTIP Equalization Date (as defined in the Partnership Agreement) has occurred with respect to an LTIP Unit, (i) such LTIP Unit may not be the subject of a Redemption election by the LTIP Unitholder, and (ii) such LTIP Unit will participate like a Partnership Unit in distributions of Available Cash from operations and only participate in sale and liquidation proceeds with respect to a Partnership asset to the extent of income allocated to the holder thereof under Section 6.3.B of the Partnership Agreement that is attributable to the appreciation in value of such asset after the issuance date of such LTIP Unit, all as provided in Sections 5.1 and 6.3.B of the Partnership Agreement. LTIP Units shall receive certain special allocations of income or gain under Sections 6.3 and 6.4 of the Partnership Agreement. The Redemption Right provided to Limited Partners under Section 8.6 of the Partnership Agreement shall not apply with respect to LTIP Units unless and until the LTIP Equalization Date occurs under Section 6.3.B of the Partnership Agreement, and then only with respect to LTIP Units that are Non-Forfeitable LTIP Units. Non-Forfeitable LTIP Units shall be treated as Partnership Units for all purposes from and after the occurrence of the LTIP Equalization Date under Section 6.3.B of the Partnership Agreement, and special allocations of income or gain under Section 4.6.B(2)(C) and Section 6.3, and tax allocations required to be made under Section 6.4 after a Book-up Event, shall continue to be made to the Non-Forfeitable LTIP Units to the extent required by the Partnership Agreement.
     1. Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement, and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A ). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Grant Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.
2. Restrictions and Conditions.
          (a) The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
          (b) LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to the expiration of the forfeiture period applicable to such LTIP Units or at any time within two years of receipt of such LTIP Units in accordance with Section 8(d) hereof.
          (c) Subject to the terms of the Grantee’s employment agreement, if any, if the Grantee’s employment with the Company and its affiliates is voluntarily or involuntarily terminated for any reason prior to the end of the forfeiture period for the LTIP Units granted herein, the Partnership shall have the right, at the discretion of the Committee, to cause the forfeitable LTIP Units to be forfeited by the Grantee or the Grantee’s legal representative. The Partnership must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment. The parties agree that any forfeited LTIP Units shall represent liquidated damages resulting from the event causing the forfeiture. Notwithstanding the provisions of this Section 2(c), in the event that the Grantee ceases for any reason to be employed by the Company and its affiliates but remains a director of the Company or is engaged within 10 days of such Grantee’s termination as a consultant or other service provider to the Company or the Partnership pursuant to a written agreement, then the forfeiture periods on such Grantee’s LTIP Units shall continue to expire, uninterrupted, pursuant to Section 3 below until such time as Grantee is no longer a director of the Company or engaged as a consultant or other service provider to the Company or the Partnership at which time all remaining forfeitable LTIP Units shall be forfeited by such Grantee.
     3. Expiration of Forfeiture Period. The restrictions and conditions in Section 2 of this Agreement shall expire at the end of the forfeiture period specified in the following schedule, so long as the Grantee remains an Employee, or as provided in Section 2(c) above, from the Grant Date until the end of such forfeiture period. If a series of dates is specified, then the restrictions and conditions in Section 2 shall expire only with respect to the percentage of LTIP Units accepted by the Grantee hereunder for which the expiration of the applicable forfeiture period applies.
End of

Fraction of	Forfeiture
LTIP Units	Period

Subsequent to the expiration of the applicable forfeiture period, the LTIP Units on which all restrictions and conditions have expired shall no longer be deemed restricted.
     4. Acceleration of Forfeiture Period in Special Circumstances. If (i) the Grantee ceases to be an Employee by reason of death or Disability or (ii) a Change in Control (as defined in Section 2.5 of the Plan) occurs, any restrictions and conditions on all LTIP Units subject to this Award shall be deemed waived by the Committee and the forfeiture period for all LTIP Units granted hereby shall automatically terminate and be deemed to have expired for all purposes, except that LTIP Units may not be sold or redeemed within two years after grant unless approved by the General Partner in its sole discretion.
     5. Merger-Related Action. If any of the corporate events described in Article 11 of the Plan occur, the Administrator may take certain actions set forth in Article 11 of the Plan, which includes the following actions with respect to the outstanding LTIP Units subject to this Award: (i) provide that such LTIP Units shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, and/or (ii) to provide for the termination of this Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of this Award or the realization of the Grantee’s rights or, if no amount would have been attained upon the exercise of the Award or realization of the Grantee’s rights, then the termination of this Award without payment. The right to take the actions described in (i) and (ii) above (each, a “Merger-Related Action”) in contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of common stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”) shall be subject to the following limitations and qualifications:
          (a) if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action for Redemption (as defined in the Partnership Agreement) and the Grantee is afforded the opportunity to effect such Redemption for the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the corporation assuming the obligations of the Company (the “Acquiror”);
          (b) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for Redemption, and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT,” “UP-C” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in (i) above must be taken by the Acquiror with respect to all LTIP Units subject to this Award which are not eligible for Redemption at the time, whereby all such LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, Redemption and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units; and
          (c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for Redemption, and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in (ii) above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not eligible for Redemption requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of OP Units into which the LTIP Units to be terminated could be converted on the Redemption (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s Capital Account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.
     6. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.
     7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     8. Covenants. The Grantee (and the Company and the Partnership as described in subsection (c) below) hereby covenants as follows:
          (a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
          (b) The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee.
          (c) The Grantee hereby agrees to make, and each of the Company and Partnership hereby consents to the Grantee’s making, an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Closing Date with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
          (d) The Grantee hereby acknowledges and agrees that he or she may not dispose of or redeem the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The

Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.
          (e) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Internal Revenue Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
          (f) Grantee has read the Partnership Agreement, and has had his or her tax advisors review it or has waived the right to do so.
     9. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     10. Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article 14 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandis to amendments, discontinuance or cancellation pursuant to this Section 10 or Article 14 of the Plan.
     11. No Obligation to Continue Employment; Services Provided to the Partnership. (a) SUBJECT TO THE TERMS OF ANY EMPLOYMENT AGREEMENT, THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY OR THE PARTNERSHIP AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY OR PARTNERSHIP. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NEITHER THE COMPANY NOR ANY AFFILIATE OF THE COMPANY IS OBLIGATED BY OR AS A RESULT OF THE PLAN OR THIS AGREEMENT TO CONTINUE THE GRANTEE IN EMPLOYMENT AND NEITHER THE PLAN NOR THIS AGREEMENT SHALL CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY TO TERMINATE THE EMPLOYMENT OF THE GRANTEE AT ANY TIME.
          (b) The Company and the Partnership shall permit the Grantee to render services to the Partnership in his or her capacity as a partner of the Partnership as consideration for the grant of a compensatory interest in the future profits of the Partnership in the form of the LTIP Units granted to Grantee hereunder (which providing of services to the Partnership shall be authorized by Grantee’s Employment Agreement with the Company, if any).
     12. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the

Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of California and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the California Southern District. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the California Southern District.
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BIOMED REALTY TRUST, INC. a Maryland corporation

By:

Name:
Title:
Date:

BIOMED REALTY, L.P. a Maryland limited partnership

By:	BioMed Realty Trust, Inc., its general partner

By:

Name:
Title:
Date:

          The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:	, 2006	Grantee’s Signature

Grantee’s name and address:

CONSENT OF SPOUSE
I, ___, spouse of ___, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the LTIP Units set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any LTIP Units issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                     , 2006

Signature of Spouse

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
     The Grantee, desiring to become one of the within named Limited Partners of BioMed Realty, L.P., hereby becomes a party to the Third Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P., as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

Name:
Title:
Address:
Effective Date:

A-1

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)	The Company’s latest Annual Report to Stockholders;

(ii)	The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)	The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)	The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)	Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)	The Partnership Agreement;

(vii)	The Plan; and

(viii)	The Company’s Articles of Incorporation, as amended.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b) The Grantee hereby represents and warrants that
(i)	The Grantee is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) , by satisfying at least one of the following four criteria: (A) the Grantee is a natural person and had an individual income in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year; (B) the Grantee is a natural person and had a joint income with his or her spouse in excess of $300,000 in each of the two most recent years and reasonably expect a joint income with his or her spouse in excess of $300,000 in the current year; (C) Grantee is a natural person and has an individual net worth on the date hereof (or joint net worth with his or her spouse) in excess of $1.0 million (including his or her home, home furnishings and automobiles) or (D) Grantee is a natural person and is a director, executive officer or general partner of the Partnership. For purposes of (A) and (B) above, “income” means my individual adjusted gross income for federal income tax purposes, plus (i) any deduction for long term capital gain, (ii) any deduction for depletion, (iii) any exclusion for interest and (iv) any losses of a partnership allocated to an individual limited partner. For purposes of (D) above, “Executive Officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Partnership. Further, Grantee has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)	The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)	The LTIP Units to be issued, common units of the Partnership (“Common Units”) issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or shares of Common Stock issuable upon conversion of the Common Units (“REIT Shares”) in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)	The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time. The Grantee further acknowledges that LTIP Units may not be sold or redeemed within two years after grant unless approved by the General Partner in its sole discretion. The Grantee further acknowledges and agrees to comply with the safe harbor requirement under IRS Notice 2005-43 as set forth in Section 4.6.B(2)(c) of the Partnership Agreement.

(v)	The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)	No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.
(c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d) The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and taxpayer identification number of the undersigned are:

Name:	(the “Taxpayer”)
Address:

Social Security No./Taxpayer Identification No.:

2.	Description of the property with respect to which the election is being made:

The election is being made with respect to LTIP Units in BioMed Realty, L.P. (the “Partnership”). The LTIP units represent an interest in future profits of such entity received for services rendered to such entity in a partner capacity or in anticipation of becoming a partner.

3.	The date on which the LTIP Units were transferred is , 2006. The taxable year to which this election relates is calendar year 2006.

4.	Nature of restrictions to which the LTIP Units are subject:
(a)	Until the LTIP Units become non-forfeitable, the Taxpayer may not transfer in any manner any portion of the LTIP Units, and the Taxpayer may not dispose of the LTIP Units within two years of the grant of such LTIP Units.

(b)	The LTIP Units are subject to time-based expiration of forfeiture restrictions with [one-third (1/3) of such LTIP Units becoming non-forfeitable on each anniversary of the grant date], provided that the Taxpayer remains an employee of BioMed Realty Trust, Inc., Inc. (the “Company”), the Partnership or their subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions or circumstances. LTIP Units are subject to forfeiture provisions that expire based on the passage of time and continued employment with the Company or its subsidiaries.
5.	The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units was zero per LTIP Unit pursuant to the liquidation value method of IRS Notice 2005-43. This profits interest is a “Safe Harbor” partnership interest as defined in IRS Notice 2005-43.

C-1

6.	The amount paid by the Taxpayer for the LTIP Units was zero per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and to its general partner, BioMed Realty Trust, Inc.
Dated:                     , 2006

Name:
The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: _______, 2006	Spouse’s Signature

C-2